Exhibit 3(b)

                        PRINCIPAL UNDERWRITING AGREEMENT

This Principal Underwriting Agreement (hereinafter "Agreement") is made and entered into as of this ___ day of ______, 1999, by and between ALICNY Insurance Company of New York ( "ALICNY") a life insurance company organized under the laws of the state of Illinois, on its own and on behalf of each separate account of ALICNY set forth on Attachment A, as such Attachment may be amended from time to time (each such account herein referred to as the "Account"), and Allstate Distributors, L.L.C. ("Distributors"), a limited liability corporation organized under the laws of the state of Delaware.

In consideration of the mutual promises and covenants exchanged by the parties in this Agreement, ALICNY grants to Distributors the right to be and Distributors agrees to serve as Principal Underwriter for the sale of variable insurance products and other insurance and investment products during the term of this Agreement and the parties agree as follows:

                                    ARTICLE I
                       DISTRIBUTORS DUTIES AND OBLIGATIONS

1.01 Distributors, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), will serve as principal underwriter and distributor for the variable insurance contracts (contracts listed in Attachment A , herein, the "Contracts") which will be issued by ALICNY.

1.02 Distributors shall be duly registered or licensed or otherwise qualified under the insurance and securities laws of the states in which the Contracts are authorized for sale.

1.03 Distributors proposes to act as principal underwriter on an agency best efforts basis in the marketing and distribution of the Contracts. Distributors will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker-dealers ("Selling Broker-Dealers") on a continuing basis.

1.04 Distributors shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to Distributors in connection with its duties as distributor of the Contracts. Moreover, Distributors shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

1.05 As a principal underwriter, Distributors shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by ALICNY to be authorized insurance agents (unless such persons are exempt from such licensing and appointment requirements);

1.06 To the extent that any statements made in the Registration Statement, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to ALICNY by Distributors expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

1.07 Subject to agreement with ALICNY, Distributors may enter into selling agreements with broker-dealers which are registered under the 1934 Act and/or authorized by applicable law or exemptions to sell the Contracts. Any such contractual arrangement is expressly made subject to this Agreement, and Distributors will at all times be responsible to ALICNY for supervision of compliance with federal securities laws regarding distribution of the Contracts.

                                   ARTICLE II
                         ALICNY'S DUTIES AND OBLIGATIONS

2.01 ALICNY is validly existing as a stock life insurance company in good standing under the laws of the State of Illinois, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business.

2.02  ALICNY represents that:
    a) Registration Statements for each of the Contracts identified in Attachment A shall have been filed with the Securities and Exchange Commission ("SEC") in the form previously delivered to Distributors and that copies of any and all amendments thereto will be forwarded to Distributors at the time that they are filed with the SEC;
    b) Each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of ALICNY, on the date shown for such Account on Attachment A, for the purpose of issuing the Contracts; and
    c) ALICNY has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act").

2.03 The Registration Statement and any further amendments or supplements thereto will, when they became effective, conform in all material respects to the requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations of the Commission under such Acts and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to ALICNY by Distributors expressly for use therein.

2.04 ALICNY shall be responsible for the licensing and appointing of registered representatives of Selling Broker-Dealers as required by state insurance laws.

                                   ARTICLE III
                                     RECORDS

3.01 Distributors shall keep, in a manner and form approved by ALICNY and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, accurate records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of ALICNY with respect its activities under this Agreement. Distributors shall make such records of account available for inspection by the SEC and ALICNY shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand.

3.02 Subject to applicable SEC or NASD restrictions, ALICNY will send confirmations of Contract transactions to Contract owners. ALICNY will make such confirmations and records of transactions available to Distributors upon request. ALICNY will also maintain Contract Owner records on behalf of Distributors to the extent permitted by applicable securities law.

3.03 Distributors and ALICNY shall keep confidential the records, books of account and other information concerning the Contract owners, annuitants, insureds, beneficiaries or any persons who have rights arising out of the Contracts. Distributors or ALICNY may disclose the Records and such information only if the other has authorized disclosure and if the disclosure is required by applicable law. In the event Distributors or ALICNY is served with a subpoena, court order or demand from a regulatory organization which mandates disclosure of the Records or such information, such party must notify the other and allow such other party sufficient time to authorize disclosure or to intervene in the judicial proceeding or matter so as to protect its interest.

3.04 Unless otherwise agreed to, no party to this Agreement shall voluntarily disclose to any third party other than Putnam Investments, Inc. and its affiliates, any books, reference manuals, instructions, information or data which concern the other party's business and which are exchanged during the negotiation and performance of this Agreement. When this Agreement terminates or expires, the parties shall return all such books, reference manuals, instructions, information or data in their possession.

3.05 For the purpose of determining the other party's compliance with this Agreement, each party to this Agreement shall have reasonable access during normal business hours to any records and books of account which concern the Contracts and which are maintained by the other party.

3.06 Both ALICNY and Distributors agree to keep all information required by applicable laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely perpetration of any reports required by law.

3.07 Distributors and ALICNY shall furnish to the other any reports and information which the other may request for the purpose of meeting reporting and recordkeeping requirements under the laws of Illinois or any other state or jurisdiction.

                                   ARTICLE IV
                                 SALES MATERIALS

4.01 Distributors will utilize the currently effective prospectus relating to the Contracts in connections with its underwriting, marketing and distribution efforts. As to other types of sales material, Distributors hereby agrees and will require Selling Broker-Dealers to agree to use only sales materials which have been authorized for use by ALICNY, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities including the NASD.

4.02 Distributors will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution or any Contract if, to the knowledge of Distributors, any of the foregoing misstates the duties, obligation or liabilities of ALICNY or Distributors.

                                    ARTICLE V
                                  COMPENSATION

5.01 ALICNY shall pay to Distributors commissions described in Attachment B , attached hereto and made a part hereof. Distributors shall not be obligated to pay another broker/dealer for sales of Contracts pursuant to its selling agreement with such broker/dealer until Distributors has received its commissions for the sale of such Contracts from ALICNY.

5.02 In compensating Distributors, ALICNY reserves the right to withhold commissions from Distributors if it determines Distributors is not paying commissions to its Selling Broker-Dealers in accordance with applicable laws.

5.03 Distributors shall direct how commissions are paid, provided such direction is in accordance with applicable law.

5.04 ALICNY agrees to pay Distributors for direct expenses incurred on behalf of ALICNY. Such direct expenses shall include, but not be limited to, the costs of goods and services purchased from outside vendors, travel expenses and state and federal regulatory fees incurred on behalf of ALICNY.

5.05 Distributors shall present a statement after the end of the quarter showing the apportionment of services rendered and the direct expenses incurred. Settlements are due and payable within thirty days.

                                   ARTICLE VI
                               UNDERWRITING TERMS

6.01 Distributors makes no representations or warranties regarding the number of contracts to be sold by Selling Broker-Dealer and the registered representatives of Selling Broker-Dealer or the amount to be paid thereunder. Distributors does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective Registration Statement with the SEC.

6.02 Distributors will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker-dealers and registered representatives (who are duly licensed as insurance agents) on the terms described in the currently effective prospectus describing such Contracts.

6.03 ALICNY will use its best efforts to assure that the Contracts are continuously registered under the 1933 Act (and under any applicable state "blue sky" laws) and to file for approval under state insurance laws when necessary.

                                   ARTICLE VII
                          LEGAL AND REGULATORY ACTIONS

7.01  ALICNY agrees to advise Distributors immediately of:

     a) any request by the SEC for amendment of the Registration Statement or for additional information relating to the Contracts;

     b) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

     c) the happening of any known material event which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

7.02 Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

7.03 During any legal action or inquiry, ALICNY will furnish to Distributors such information with respect to the Contracts in such form and signed by such of its officers as Distributors may reasonably request and will warrant that the statements therein contained when so signed are true and correct.

7.04 If changes in insurance laws or regulations could reasonably be expected to affect the sales and administration of Contracts under this Agreement, ALICNY shall notify Distributors within a reasonable time after ALICNY receives notice of those changes. Such notice shall be in writing except, if circumstances so require, the notice may be communicated by telephone or facsimile and confirmed in writing.

                                  ARTICLE VIII
                                   TERMINATION

8.01 This Agreement shall terminate at either Party's option, without penalty:

     (a) without case, on not less than 180 days' prior written notice to the other Party;

     (b)  upon the mutual written consent of the Parties;

     (c) upon written notice of one Party to the other in the event of bankruptcy or insolvency of the Party to which notice is given;

     (d) upon the suspension or revocation of any material license or permit held by a Party by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where the Party is prohibited from doing business; or

     (e) upon the finding by any regulatory body in a formal proceeding of material wrongdoing by a Party regarding its duties under this Agreement.

8.02 If either Party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the "defaulting Party"), the non-defaulting Party may give written notice thereof to the defaulting Party, and if such breach or default is not remedied within 60 days after such written notice is given, then the non-defaulting Party may terminate this Agreement by giving 30 days' prior written notice of such termination to the defaulting Party.

8.03 The Parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

                                   ARTICLE IX
                                 INDEMNIFICATION

9.01    Scope of Indemnification

        (a) Each Party (the "Indemnifying Party") agrees to indemnify and hold harmless the other (the "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person's acquiring any Contract, which may be based upon any law:

               (i) on the ground that the Indemnifying Party, its directors, officers, employees, agents, or subcontractors failed to comply with any applicable laws and regulations in connection with its rendering of duties or services under this Agreement; or

               (ii) on the ground of negligence or misconduct by the Indemnifying Party or its directors, officers, employees, agents, or subcontractors, in the performance of its duties hereunder, or breach by the Indemnifying Party of any representation or warranty hereunder.

        The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, officer and employee of the Indemnified Party and any person controlling or controlled by the Indemnified Party within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the 1934 Act.

        (b) In no case shall the indemnity in favor of the Indemnified Party, including such controlling or controlled persons, be deemed to protect the Indemnified Party against any liability to the Indemnifying Party to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. In addition, in no case shall the Indemnifying Party be liable under its indemnity agreement contained in Section 4.1(a) hereof with respect to any claim made against an Indemnified Party, unless the Indemnified Party shall have notified the Indemnifying Party in writing by fax or overnight mail giving information of the nature of the claim within two (2) business days after the summons or other first legal process shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in Section 4.1(a) hereof. The Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce such liability. If the Indemnifying Party elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Party. In the event the Indemnifying Party elects to assume the defense of any such suit and retains such counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, but, in case the Indemnifying Party does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Party for the reasonable fees and expense of any counsel retained by the Indemnified Party. The Indemnifying Party shall promptly notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, directors, employees or subcontractors in connection with the issuance or sale of the Contracts.

9.02    Limitation on Liability

        In no event shall either Party be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other Party, as opposed to a third party.

9.03    Injunctive Relief

        The Parties each agree that monetary damages may be an inadequate remedy in the event of a breach by either Party of any of the covenants in this Agreement, and that any such breach by a Party may cause the other Party great and irreparable injury and damage. Accordingly, nothing in this Agreement shall limit a Party's right to obtain equitable relief when appropriate.

                                    ARTICLE X
                               GENERAL PROVISIONS

10.01  This Agreement shall be subject to the laws of the state of Illinois.

10.02 This Agreement, along with any schedules attached hereto and incorporated herein by reference, may be amended from time to time by mutual agreement and consent of the under signed parties.

10.03 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of _____________, 1999



Allstate Life Insurance Company of New York
(and the Account(s) set forth on Attachment A)

By:     ___________________________         ______________________
        Title                                      Date




Allstate Distributors, L. L. C.

By:     ___________________________         _______________________
                                              Title Date

                                  ATTACHMENT A


Separate Account                  Effective Date     Contract        Form #
                                  --------------     --------        ------

                                  ATTACHMENT B


Distributors shall be entitled to remuneration for its services as shown below for all variable annuity purchase payments received on policies issued by ALICNY. Such remuneration shall be reduced by the amount of commissions payable to broker/dealers receiving compensation pursuant to selling agreements with ALICNY and Distributors.

-------------------- ------------------ -----------------
                     Schedule A
-------------------- ------------------ -----------------
Issue Age:                 0-80              7.30%
-------------------- ------------------ -----------------
-------------------- ------------------ -----------------
                           81-85             5.80%
-------------------- ------------------ -----------------
-------------------- ------------------ -----------------
                           86-90             4.30%
-------------------- ------------------ -----------------

-------------------- ------------------ ----------------- -----------------
                     Schedule B         Up-Front          Trail
-------------------- ------------------ ----------------- -----------------
Issue Age:                 0-80              6.30%             25 bps
-------------------- ------------------ ----------------- -----------------
-------------------- ------------------ ----------------- -----------------
                           81-85             5.05%             25 bps
-------------------- ------------------ ----------------- -----------------
-------------------- ------------------ ----------------- -----------------
                           86-90             3.80%             25 bps
-------------------- ------------------ ----------------- -----------------

---------------------------------- ----------------------------------------
Charge Back Schedule
---------------------------------- ----------------------------------------
Full or partial Withdrawal 100% Charge Back due to "Right to Cancel" provision.
---------------------------------- ----------------------------------------
---------------------------------- ----------------------------------------
Early Annuitization                Year 1 Only, Charge Back to Annuitization
                                   Level Commission (TBD)
---------------------------------- ----------------------------------------

An additional 1% override is available up-front to Distributors on sales for the first $1 billion or through 5/1/2000, if earlier.

Exhibit 3(c)


                        ADMINISTRATIVE SERVICES AGREEMENT

        This Administrative Services Agreement ("Agreement") is made on this ____day of ___________, 199_, by and between Allstate Distributors, L.L.C. ("Distributors") and Allstate Life Insurance Company of New York, ("ALICNY").

                                    RECITALS

        WHEREAS, ALICNY is duly licensed as required by applicable law to issue, in certain states and other jurisdictions, the variable insurance contracts, life insurance and annuity contracts identified on Schedule A attached hereto and incorporated herein by reference (each a "Contract," collectively, the "Contracts"), which schedule the Parties may amend from time to time by mutual written agreement ("Schedule A"); and

        WHEREAS,  ALICNY  and  Distributors  have  entered or will enter into an
agreement   pursuant  to  which   Distributors   will  serve  as  the  principal
underwriter, for the sale of the Contracts; and

        WHEREAS, ALICNY and Distributors desire to allocate between themselves certain functions relating to the marketing and administration of the Contracts.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of the mutual expectations of benefit occurring from the activities herein contemplated, the Parties hereto agree as follows:

                       SECTION 1. ADMINISTRATIVE SERVICES

        1.1    Duties

        (a) ALICNY will provide to Distributors administrative, legal and financial management services as described in Schedule B, attached hereto and incorporated herein by reference. ALICNY will also provide to Distributors technical support and sales tools, analysis of various products in the market, sales ideas, and other sales support technical experts and personnel located at ALICNY's offices located in Northbrook, Illinois. All ALICNY sales support activities shall be performed under the same service standards as similar services are provided for other variable products marketed by ALICNY and its subsidiaries. ALICNY shall use its best efforts to meet such standards. To the extent that higher service standards for these services are stated in the in the Joint Venture Agreement between Putnam Investments, Inc. and The Allstate Corporation dated as of , 1999, those higher standards will govern.

        (b) ALICNY agrees to assume on behalf of Distributors responsibility for the processing and payment of sales commissions in connection with the marketing of variable insurance contracts. Such commissions will be processed and paid as directed by, and on behalf of, Distributors. In this regard, ALICNY will not exercise any discretion over the amount of the commissions, and such commissions paid by ALICNY will be a purely clerical and ministerial function and will be properly reflected on the books and records maintained by ALICNY on behalf of Distributors. Service standards are described in Schedule B.

        (c) ALICNY will send on behalf of Distributors confirmations of transactions in connection with the marketing of variable insurance contracts to contract owners in accordance with the provisions of Rule 10b-10 under the Securities Exchange Act of 1934 (the "Exchange Act"), and such confirmations will indicate that they were sent on behalf of Distributors. Service standards are described in Schedule B.

        (d) ALICNY will maintain and preserve books and records on behalf of and as agent for Distributors in connection with the offer and sale of variable insurance contracts, and all books and records relating to confirmation of transactions in compliance with Rules 17a-3 and 17a-4 under the Exchange Act. ALICNY agrees that all such books and records will remain the property of Distributors and will be subject to inspection by the Securities Exchange Commission and the National Association of Securities Dealers, Inc. ("NASD") in accordance with Sections 17 and 15A of the Exchange Act.

        (e) Records supporting inter-company costs and expense charges and maintained by ALICNY on behalf of Distributors shall be considered Distributors' records and shall be available to Distributors upon request. All original documents and records relating to the operations of Distributors are the property of Distributors.

        (f) Each party shall own, have custody of and keep its own general corporate records. Upon request, each party shall receive from the other party any of its records which are currently in the other party's possession.

        (g) The parties agree to keep all records required by federal and state securities laws and state insurance laws, to maintain the books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions and to assist one another in the timely preparation of records.

        1.2    Parties are Independent Contractors

Each party shall be deemed an independent contractor and its personnel shall not be deemed to be the employees of the other solely by reason of this Agreement. ALICNY employees performing duties hereunder at all times during the term of this Agreement shall be in the employment, under the respective supervision and responsibility of ALICNY.

                           SECTION 2. LEGAL COMPLIANCE

        2.1    General

        Each Party agrees to perform under this Agreement in a manner consistent with all applicable laws and regulations. Each Party represents and warrants to the other that it is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware (in the case of Distributors) and Illinois (in the case of ALICNY) and that it has full corporate power, authority, and legal right to execute, deliver, and perform its duties hereunder.

        2.2    Notice of Certain Proceedings and Other Circumstances

        (a) Each Party agrees to notify the other of the issuance by any court or regulatory body of any order having a material effect on its ability to perform its obligations hereunder. Each Party also agrees to notify the other within three (3) business days of receipt of any oral or written consumer or regulatory agency complaint relating to the business of this Agreement, and to coordinate and fully cooperate in responding to such complaints. Distributors and ALICNY shall develop procedures to coordinate, investigate and respond to such complaints.

        (b) Each Party agrees to cooperate fully with the other in any regulatory examination, investigation, or proceeding or any judicial proceeding (collectively, "proceeding") involving ALICNY, Distributors, and their respective affiliates, agents and representatives to the extent that such proceeding relates to the business of this Agreement. Distributors and ALICNY shall furnish applicable federal and state regulatory authorities with any information or reports in connection with their respective obligations under this Agreement as such authorities may lawfully request. The Parties shall, at least ten (10) business days prior to provision of such information, notify the other to enable that Party, if it so desires, to interpose any legal objections to provision of the reports or information.

                             SECTION 3. COMPENSATION

        3.1    Compensation

        (a) Distributors agree to pay ALICNY 10 basis points of net sales of Contracts for the services performed pursuant to this Agreement.

                         SECTION 4. TERM AND TERMINATION

        4.1    Term

               (a) This Agreement shall be effective as of the date first written above and shall remain in full force and effect thereafter, until terminated in accordance with Sections 4.2 or 4.3, below.

        4.2    Events of Termination

          (a) This Agreement shall terminate at either Party's option, without penalty:

               (i) without cause, on not less than 180 days' prior written notice to the other Party;

               (ii) upon the mutual written consent of the Parties;

               (iii)upon  written  notice of one Party to the other in the event of bankruptcy or insolvency of the Party to which notice is given;

               (iv) upon the suspension or revocation of any material license or permit held by a Party by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where the Party is prohibited from doing business; or

               (v) upon the finding by any regulatory body in a formal proceeding of material wrongdoing by a Party regarding its duties under this Agreement.

        4.3    Event of Default

        If either Party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the "defaulting Party"), the non-defaulting Party may give written notice thereof to the defaulting Party, and if such breach or default is not remedied within 60 days after such written notice is given, then the non-defaulting Party may terminate this Agreement by giving 30 days' prior written notice of such termination to the defaulting Party.

        4.4    Parties to Cooperate  Respecting  Termination

        The Parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

                           SECTION 5. CONFIDENTIALITY

        Subject to the requirements of legal process and regulatory authority, each Party shall treat as confidential (a) the identity of existing or prospective Contract owners, (b) any financial or other information provided by existing or prospective Contract owners or persons acting on their behalf, and
 (c) any other information reasonably identified as confidential in writing by the other Party hereto (collectively "confidential information"). Except as permitted by this Agreement, no Party shall disclose, disseminate or utilize any confidential information without the express written consent of the affected Party until such time as such information may come into the public domain, except as permitted by this Agreement or as otherwise necessary to service the Contracts and/or respond to appropriate regulatory authorities. Each Party shall take all reasonable precautions to prevent the unauthorized disclosure of any confidential information. Nothing in this Section 6 shall prevent Distributors from using the confidential information pertaining to existing or prospective Contract owners for marketing purposes, provided such usage is consistent with all applicable state or federal laws regarding privacy. In no event shall confidential information pertaining to existing or prospective Contract owners be furnished by ALICNY to any other company or person (except as required by law or regulation) or be used to solicit sales of any kind, including but not limited to any other products, securities or services for a period of two years following termination of this Agreement. Without limiting the foregoing, no Party shall disclose any information that another Party reasonably considers to be proprietary. For purposes of this Agreement, proprietary information includes, but is not limited to, computer system and client information. The intent of this Section 6 is that no Party or any affiliate thereof shall utilize, or permit to be utilized, its knowledge of the other Party that is derived as a result of the relationship created by this Agreement and any related agreements, except to the extent necessary by the terms of this Agreement or the related agreements.

                        SECTION 6. BONDING AND INSURANCE

        Each Party shall maintain sufficient fidelity bond coverage (including coverage for larceny and embezzlement) and errors and omissions insurance coverage as may be required by applicable law or as such Party deems necessary in light of its obligations under this Agreement.

                               SECTION 7. NOTICES

        Any notice required or permitted to be sent under this Agreement shall be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:


        Allstate Life Insurance Company of New York

        Attention:


        Allstate Distributors, L.L.C.


        Attention:

                            SECTION 8. MISCELLANEOUS

        8.1    Amendment

        This Agreement may be amended at any time by a writing executed by the Parties.

        8.2    Non-Assignment

        This Agreement shall not be assigned by either Party without the prior written consent of the other Party, provided, however, that ALICNY or Distributors may subcontract its responsibilities relating to the administration of the Contracts pursuant to Section 1.1 hereof, provided that any such subcontracting does not relieve ALICNY or Distributors of any responsibility with regard to its obligations under this Agreement.

        8.3    Governing Law

        This Agreement shall be interpreted in accordance with any governed by the laws of the State of Illinois.

        8.4    Survival of Provisions

        Sections 1.1(d) and (e), 2.2, 3, 5, 8.3, 8.4 and 8.7 shall survive termination of this Agreement.

        8.5    Severability

        Should any provision of this Agreement be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

        8.6    Waiver

        Any failure or delay by either Party to enforce at any time any of the provisions of this Agreement, or to exercise any right or option which is herein provided, or to require at any time the performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement.

        8.7    Right to Audit

        Each Party, its employees or authorized representatives ("Examining Party") may audit, inspect and examine at reasonable times, during regular business hours and with at least twenty-four (24) hours' prior notice, all books and records of the other Party and its agents with respect to matters pertaining to this Agreement. The Examining Party agrees to limit its review of the books and records to the extent necessary and as often as necessary to fulfill all contractual obligations to the holders of Contracts, to comply with all legal and regulatory requirements, to meet the requirements of the other Party's auditors, and to ensure compliance with this Agreement.

        8.8    Force Majeure

        Neither Party shall be liable for damages due to delay or failure to perform any obligation under this Agreement where such delay or failure results directly or indirectly from circumstances beyond the control and without the fault or negligence of such Party.

        8.9    Entire Agreement

        This Agreement shall be the sole agreement between ALICNY and Distributors regarding the administration of the Contracts, and it supersedes all prior and contemporaneous agreements between the Parties governing the administration of the Contracts. This Agreement may not be amended, supplemented, or modified, except as expressly permitted herein, without the written agreement of the Parties.

                              ----------------------------------


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.


Allstate Distributors, L.L.C.                 Allstate Life Insurance Company
                                                  of New York

BY:__________________________               BY:____________________________

                                   Schedule A



CONTRACTS

        The administrative duties of the parties, shall apply only to with respect to the following Contracts:

        [Identify Contracts by form number and brief description]

                                   Schedule B



Services provided by Allstate Life Insurance Company of New York to Allstate Distributors, L.L.C.


Accounting                                               B-1
Treasury                                                 B-2
Technical Shared Services-Systems Support                B-3
Internal Audit                                           B-4
Human Resources                                          B-5
Legal/Compliance Services                                B-6
Commission Processing                                    B-7
Confirmation Processing                                  B-8

                                  Schedule B-1

                                   Accounting


Specific Tasks

        Provide services to Distributor relating to auditing, tax preparation, bank account management and fees, and strategic plans.


Performance Standards

     - All functions will be performed in accordance with GAAP reporting rules

     -    All functions will be completed on or before due dates

     - Information reported will be reliable so the customer does not have to independently validate

     - Customers will be surveyed regularly for feedback and improvement opportunities

                                  Schedule B-2

                                    Treasury


Specific Tasks

        Provide services to Distributor related to cash management


Performance Standards

     -    all analysis will be completed on or before due dates

     - customers will be surveyed regularly for feedback and improvement opportunities

                                  Schedule B-3

                   Technical Shared Services - Systems Support


Specific Tasks

        Build and maintain any systems that are necessary to process Distributor business. Support and maintain existing systems relating to Distributor business.


Performance Standards

     -    Daily computer runs 5 days a week

     -    System balancing on a daily basis

     -    On-line visual Network support 24 hours a day with 99% availability

     -    Scheduled billing for all appropriate activities

                                  Schedule B-4

                                 Internal Audit


Specific Tasks

        Provide services to Distributor relating to the audit of the general ledger and accounts payable system in addition to other control systems and processes.


Performance Standards

        -      In accordance with industry standards.

                                  Schedule B-5

                                 Human Resources


Specific Tasks

        Perform payroll processing and benefits development and administration for employees of Distributor business.


Performance Standards

        -      In accordance with industry standards

                                  Schedule B-6

                            Legal/Compliance Services


Specific Tasks

        The Law and Regulation Department and Compliance Department will provide legal advice, assist in the completion of business transactions, implement compliance programs, assist with dispute resolution, and provide public advocacy for Distributor.


Performance Standards

        - All legal and compliance services will be performed in a manner that is in compliance with all applicable laws, regulations, and Codes of Professional Responsibility

                                  Schedule B-7

                              Commission Processing


Specific Tasks

        Determine process and pay commissions.

        Generate   management  and  sales  reports  reflecting   production  and
commission payments.


Performance Standards

     -    Payable dates: Weekly

     -    Processing: 100% processed and mailed by payable date

     - Management reports will be generated on a monthly basis or as determined by the Distributor

                                  Schedule B-8

                             Confirmation Processing


Specific Tasks

        Process and mail confirmations to contractholders, with duplicates to the broker/dealer and/or registered rep upon request.


Performance Standards

     - 100% mailed or sent for presorting within 2 business days of transaction posting